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                                                                    Exhibit 10.3

                               SECURITY AGREEMENT



                                 June 30, 1998



Ladies and Gentlemen:

     Please refer to (i) the First Tier Receivables Purchase Agreement, dated as of the date hereof (the "First Tier Receivables Purchase Agreement"), between Compass Bank, an Alabama state banking corporation ("Compass Bank"), Compass Bank, a Texas state bank ("Compass Bank-Texas"; and together with Compass Bank, the "Sellers"), and Compass Auto Receivables Corporation, a Delaware corporation ("Compass Auto"), (ii) the Second Tier Receivables Purchase Agreement, dated as of June 24, 1998 (the "Second Tier Receivables Purchase Agreement"), between Compass Auto and Asset Backed Securities Corporation (the "Company"), (iii) the Sale and Servicing Agreement, dated as of the Closing Date (the "Sale and Servicing Agreement"), between the Company, Compass Auto Receivables Trust 1998-A, an Alabama business trust (the "Trust"), Compass Bank and The Chase Manhattan Bank, in its capacity as indenture trustee (the "Indenture Trustee"), and (iv) the Indenture, dated as of the date hereof (the "Indenture"), between the Trust and the Indenture Trustee. Capitalized terms used herein but not otherwise defined herein shall have the definitions assigned to such terms in Appendix X to the Sale and Servicing Agreement.

     Pursuant to the First Tier Receivables Purchase Agreement, each Seller will, on the date hereof, transfer to Compass Auto all of such Seller's right, title and interest in and to the Collateral (as defined below). Compass Auto will in turn transfer the Collateral to the Company pursuant to the Second Tier Receivables Purchase Agreement. Pursuant to the Sale and Servicing Agreement, the Company will transfer the Collateral to the Trust, which in turn will grant a security interest in such Collateral to the Indenture Trustee for the benefit of the Holders of the Notes to be issued by the Trust.

     It is each Seller's intent that the transfer to Compass Auto pursuant to the First Tier Receivables Purchase Agreement be an absolute sale, and not merely a pledge, of the Collateral. If, however, such transfer is for any purpose construed not to be an absolute sale, then such transfer, together with the other transactions effected by the Basic Documents, shall constitute a loan to each
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Seller from the Noteholders.  The terms of such loan shall entitle each
Noteholder to receive payment in full of the Secured Obligations (as defined below) owed to it.

     To secure the Secured Obligations, each Seller hereby grants to the Indenture Trustee, in trust for the benefit of all Secured Parties (as defined below), a security interest in and to, all right, title, and interest of such Seller in and to (i) the Receivables, (ii) all monies received thereon and allocable to principal on and after the Cutoff Date, (iii) all monies received thereon and allocable to interest on and after July 1, 1998, (iv) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto, (v) any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors, (vi) any recourse against Dealers with respect to the Receivables under the Dealer Agreements and (vii) any and all proceeds of the foregoing (collectively, the "Collateral); provided, that no holder of a Secured Obligation shall be entitled to receive proceeds of the security interest created hereunder in excess of the amount such Person would have received if the transfer of Collateral under the First Tier Receivables Purchase Agreement were determined to be an absolute sale of the Collateral by the Sellers to Compass Auto.

     "Secured Obligations" means (i) the rights of each Secured Party to be paid its share of the Noteholders' Principal Distributable Amount under the Indenture, interest on the Notes held by it at the rate specified in the Indenture, and any other amounts owed to it under the terms of the Indenture, and (ii) all other obligations of each Seller under the Basic Documents if such obligations are to or for the benefit of any Secured Party.

     "Secured Parties" means all Noteholders, excluding in each case any such Person that is an Affiliate of a Seller.

     Each Seller agrees that the Indenture Trustee (for the benefit of the Secured Parties) shall have all of the rights of a secured creditor under the New York Uniform Commercial Code. Additionally, each Seller agrees that the Indenture Trustee shall have all of the rights with respect to the foregoing collateral that the Indenture Trustee would have under the Indenture, the First Tier Receivables Purchase Agreement and the other Basic Documents.

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      This letter agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


                              COMPASS BANK, an Alabama state
                               banking corporation


                                  /s/ Garrett R. Hegel
                              By:_____________________________________
                              Name: Garrett R. Hegel
                              Title: Chief Financial Officer


                              COMPASS BANK, a Texas state bank


                                  /s/ Garrett R. Hegel
                              By:_____________________________________
                              Name: Garrett R. Hegel
                              Title: Executive Vice President and Treasurer

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Acknowledged and Agreed as of the date
first written above:

COMPASS AUTO RECEIVABLES CORPORATION


    /s/ Richard O. Hughes
By:___________________________________
Name: Richard O. Hughes
Title: Vice President


ASSET BACKED SECURITIES CORPORATION


    /s/ Philip N. Weingord
By:___________________________________
Name: Philip N. Weingord
Title: Vice President


COMPASS AUTO RECEIVABLES TRUST 1998-A

By:  The Bank of New York Trust Company of
     Florida, N.A., a national banking association,
     not in its individual capacity but solely as
     Owner Trustee


    /s/ David G. Sampson
By:___________________________________
Name: David G. Sampson
Title: Vice President


THE CHASE MANHATTAN BANK, a New York
 banking corporation, not in its individual capacity but solely as Indenture Trustee


    /s/ Jo Ann Manieri
By:___________________________________
Name: Jo Ann Manieri
Title: Trust Officer

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